UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 2, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On April 2, 2007, Mr. Ritch Haselden tendered his resignation from Rainmaker Systems, Inc. (the “Company”). Mr. Haselden is a General Manager and one of the named executive officers identified in our Annual Report on Form 10-K filed on February 26, 2007. Mr. Haselden has informed the Company that he is leaving the Company to pursue other business interests with a private company in another industry. His resignation will become effective on April 20, 2007.

(e) The Company has previously entered into employment agreements with Clinton J. Hauptmeier, General Manager, and Robert Langer, General Manager, each of whom is identified as a named executive officer in our Annual Report on Form 10-K filed on February 26, 2007. A copy of Mr. Hauptmeier’s employment contract dated as of February 8, 2005 is filed herewith as exhibit 99.1. Mr. Hauptmeier’s base salary for 2007 is $170,000 and his target annual bonus for 2007 is 62% of his base salary. Mr. Hauptmeier also remains eligible to receive severance benefits of up to 6 months base salary in the event he is terminated without cause and otherwise as provided in his employment contract. A copy of Mr. Langer’s employment contract dated May 24, 2005 is filed herewith as exhibit 99.2. Mr. Langer’s base salary for 2007 is $170,000 and his target annual bonus for 2007 is 72% of his base salary. Mr. Langer also remains eligible to receive severance benefits of up to 6 months total target compensation in the event he is terminated without cause and otherwise as provided in his employment contract.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Executive Employment Agreement, dated as of February 8, 2005 , by and among Sunset Direct, Inc. a wholly owned subsidiary of Rainmaker Systems, Inc., and Clinton J. Hauptmeier.

99.2	Executed Offer of Employment, executed as of May 24, 2005, by and among Rainmaker Systems, Inc. and Robert Langer

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 5, 2007	/s/ Steve Valenzuela
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer